Exhibit 5.1

[Letterhead of Kane Kessler, P.C.]

November 17, 2017

Clarus Corporation

2084 East 3900 South

Salt Lake City, UT 84124

Ladies and Gentlemen:

We have acted as special counsel to Clarus Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering under the Securities Act of 1933, as amended (the “Act”), 7,500,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued in connection with acquisitions by the Company of assets, business, or securities by purchase, merger or any other form of business combination.

Each share of Common Stock will be accompanied by, if issued prior to the termination of or such earlier event as specified in the Plan (as hereinafter defined), a right (each, a “Right” and collectively, the “Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s series a junior participating preferred stock, par value $0.0001 per share (the “Series A Junior Participating Preferred Stock”), pursuant to a Rights Agreement, dated as of February 12, 2008 (the “Plan”), between the Company and American Stock Transfer &Trust Company, LLC, as Rights Agent (the “Rights Agent”) for which no separate consideration will be received. The Rights associated with the shares of Common Stock initially will trade together with the shares of Common Stock.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, including the Certificate of Designation of the Series A Junior Participating Preferred Stock, as amended to date and currently in effect (the “Amended and Restated Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “By-laws”), and certain records of the Company’s corporate proceedings as reflected in its minute books; (iii) the Plan; and (iv) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

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In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company including that the number of Common Shares and Rights, as the case may be, which the Company is authorized to issue in its Amended and Restated Certificate exceeds the sum of (i) the number of Common Shares and Rights outstanding, as the case may be, (ii) the number of Common Shares and Rights, as the case may be, held as treasury shares, and (iii) the number of Common Shares and Rights, as the case may be, which the Company is obligated to issue (or has otherwise reserved for issuance for any purpose) and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that (i) at the time of issuance and delivery of the Rights, the Plan will be the valid and legally binding obligation of the Rights Agent, (ii) the Rights Agent is validly existing under the law of the jurisdiction in which it is organized, (iii) at the time of issuance and delivery of the Rights, there are sufficient number of Rights and shares of Series A Junior Preferred Stock authorized under the Plan and Amended and Restated Certificate of Incorporation, as the case may be, and are not otherwise reserved for issuance, (iv) the Rights Agent is duly qualified to engage in the activities contemplated by the Plan, and (v) the Rights Agent has the requisite organizational and legal power and authority to perform its obligations under the Plan.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.       With respect to any Common Shares to be offered pursuant to the Registration Statement (the “Offered Common Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the rules and regulations of the Commission promulgated thereunder; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares and the Rights and related matters; (iv) the issuance and sale of the Offered Common Shares and the Rights do not violate any applicable law or the Amended and Restated Certificate or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the due issuance and delivery of the Offered Common Shares and the Rights, upon payment of adequate consideration therefore (not less than the par value of the Offered Common Shares) in accordance with the Registration Statement and Prospectus Supplement is approved by the Board of Directors of the Company, the Offered Common Shares, when issued, will be validly issued, fully paid and non-assessable.

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2.       With respect to the Rights, when (A) all actions and conditions with respect to the Offered Common Shares referred to in opinion paragraph 1 above have been taken or satisfied; and (B) if an when separated from the Common Stock, the Rights have been duly executed, countersigned or authenticated by the Rights Agent, registered and delivered, the Rights attached to the Shares in accordance with the Plan will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, and (d) public policy considerations which may limit the rights of parties to obtain remedies.

In our opinion with respect to the Rights and the Plan, (i) we express no opinion as to any determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the members of the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Plan, and (iii) we address the Rights and the Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Plan or of the Rights issued thereunder would result in invalidating such Plan or Rights in their entirety.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein.

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The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By: /s/ Jeffrey S. Tullman, President

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